CONSENT OF QUALIFIED THIRD-PARTY FIRM

PROCESS ENGINEERING LLC

October 5, 2023

Re: Form S-8 Registration Statement to be filed by Lithium Americas Corp. (the "Company")

I, Eugenio Iasillo, P.E., on behalf of Process Engineering LLC, consent to:

• the use of the technical report titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA" (the "Technical Report Summary"), with an effective date of December 31, 2022, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the "SEC"), as an exhibit to and referenced in the Registration Statement on Form 20-F, as amended (the "Form 20-F"), filed by the Company with the SEC, which is incorporated by reference in this Registration Statement on Form S-8 being filed by the Company with the SEC, and any amendments thereto (the "Form S-8");

• the use of and reference to our company name in the Form 20-F, including our status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Technical Report Summary included in the Form 20-F, which is incorporated by reference in this Form S-8; and

• the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F that is incorporated by reference in this Form S-8.

We are responsible for authoring, and this consent pertains to, Section 10 (except for 10.2.4.1, 10.2.4.3, 10.2.5.1 to 10.2.5.3) and corresponding sections of 1, 22, 23 and 24 of the Technical Report Summary. We certify that we have read the Form 20-F, which is incorporated by reference in this Form S-8, and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Process Engineering LLC

By: /s/ Eugenio Iasillo

Name: Eugenio Iasillo, P.E.

Title: Principal